                                                                     EXHIBIT 5.1

26 October 2005

Quanta Capital Holdings Ltd.               DIRECT LINE:   +1 441 298 7882
Cumberland House                           E-MAIL:        ahsmith@cdp.bm
1 Victoria Street                          OUR REF:       .AHS/156980
Hamilton HM 11                             YOUR REF:
Bermuda

Dear Sirs:

QUANTA CAPITAL HOLDINGS LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the "Commission") effective on or about 27 October 2005
(the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S.
Securities Act of 1933, as amended, (the "Securities Act") of:

(1)  the Company's preferred shares, par value US$0.01 each ("Preferred
     Shares");

(2)  junior subordinated debt securities ("Debt Securities"); and

(3)  guarantees of trust preferred securities of QCH Capital Trust I and QCH
     Capital Trust II ("Trust Guarantees").

For the purposes of giving this opinion, we have examined an electronic copy of the proof created 10/25/2005 at 10:39pm of the Registration Statement. We have also reviewed the memorandum of association and the amended and restated
bye-laws of the Company certified by the Secretary of the Company on 24 October
2005, copies of resolutions of the board of directors of the Company (the
"Board") dated 24 October 2005 (the "Resolutions") certified by the Governance
Officer of the Company on 26 October 2005 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the
Registration Statement and other documents reviewed by us, (d) that the
Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Preferred Shares, Debt
Securities and Trust Guarantees in furtherance of its objects as set out in its memorandum of association, (f) that the memorandum of association and amended and restated bye-laws of the Company will not be amended in any manner that would affect the opinions set forth herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the
Preferred Shares at the time of issuance, (i) that the Company's common shares will be listed on an appointed stock exchange, as defined in the Companies Act
1981, as amended (the "Companies Act"), and the general permissions granted by the Bermuda Monetary Authority on 1 June 2005 will not have been revoked or amended at the time of issuance of any Preferred Shares, (j) that the form and terms of any and all Preferred Shares, Debt Securities and Trust Guarantees, the
issuance and sale thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will not violate the memorandum of association or amended and restated
bye-laws of the Company or any applicable law, regulation, order or decree in
Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issuance of Preferred Shares, Debt Securities and Trust Guarantees,
the terms of the offering thereof and related matters, and that any applicable definitive purchase, underwriting or similar agreement, indenture and trust guarantee document, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (l) that the issuance and sale of and payment for the Preferred Shares, Debt Securities and Trust
Guarantees will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement and any applicable supplements thereto, (m) that, upon the issue of any Preferred
Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and (n) that the Company will comply, to the extent applicable, with the requirements of Part III of the
Companies Act entitled "Prospectuses and Public Offers".

The obligations of the Company in connection with any Preferred Shares, Debt
Securities and Trust Guarantees (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, and (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance

                                      -2-

of the Preferred Shares, Debt Securities and Trust Guarantees by the Company as
described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.   The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of
     Companies and thereby cease to exist under the laws of Bermuda).

2.   The Preferred Shares have been duly authorised for issuance by the Company as contemplated by the Registration Statement and upon the due issuance of
     Preferred Shares and payment of the consideration therefor, such Preferred
     Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.   The Debt Securities and Trust Guarantees have been duly authorised for issuance by the Company as contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm under the captions
"Enforcement of Judgments and Other Matters", "Restrictions on Transfer", "Legal
Matters" and "Enforceability Of Civil Liabilities Under U.S. Federal Securities
Laws" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of
Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and
Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN

                                      -3-